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                                                                   Exhibit 23.1

                       Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form 8) pertaining to the Ambassador Apartments, Inc. (Formerly Prime Residential, Inc.) Stock Incentive Plan of our report dated January 26, 1996, except for Note 15, as to which the date is March 27, 1996, with respect to the consolidated financial statements and schedule of Ambassador Apartments, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                                /s/ Ernst & Young LLP



Chicago, Illinois
January 28, 1997